As filed with the Securities and Exchange Commission on May 22, 2012

Registration No. 333 – 146956

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT NO. 333-146956

UNDER THE SECURITIES ACT OF 1933

_________________________

GLENROSE INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-3521719 (I.R.S. Employer Identification No.)

GlenRose Instruments Inc.

45 First Avenue

Waltham, Massachusetts 02451

(Address of principal executive offices)

_________________________

2005 Stock Option and Incentive Plan

(Full title of the Plan)

________________________

Anthony S. Loumidis

Chief Financial Officer

GlenRose Instruments Inc.

45 First Avenue

Waltham, Massachusetts 02451

(781) 622-1117

(Name, address and telephone number of agent for service)

________________________

Copy to:

Edwin L. Miller, Jr.

Sullivan & Worcester LLP

One Post Office Square

Boston, MA 02109

Tel: (617) 338-2800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment relates to the following Registration Statement on Form S-8 of GlenRose Instruments Inc. (the “Company”):

Registration No. 333-146956 pertaining to the registration of 700,000 shares of common stock, par value $0.01 per share, of the Company, which was filed with the United States Securities and Exchange Commission and became effective on October 26, 2007 (the “Registration Statement”).

The offering pursuant to the Registration Statement has been terminated.  In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, on May 22, 2012.

GLENROSE INSTRUMENTS INC.

By:	/s/ ARVIN H. SMITH
Arvin H. Smith
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John N. Hatsopoulos	Chairman of the Board and Director	May 22, 2012
John N. Hatsopoulos

/s/ Arvin H. Smith	Director, President and Chief Executive Officer	May 22, 2012
Arvin H. Smith	(Principal Executive Officer)

/s/ Anthony S. Loumidis	Chief Financial Officer, Treasurer and Secretary	May 22, 2012
Anthony S. Loumidis	(Principal Financial & Accounting Officer)

/s/ Robert Aghababian	Director	May 22, 2012
Robert Aghababian

/s/ Barry S. Howe	Director	May 22, 2012
Barry S. Howe

/s/ William J. Zolner	Director	May 22, 2012
William J. Zolner

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